                                                                      Exhibit 21


               SUBSIDIARIES OF PRESTOLITE ELECTRIC HOLDING, INC.
               -------------------------------------------------

NAME                                              JURISDICTION OF INCORPORATION
----                                              -----------------------------

PEI 1998 LLC                                      Delaware
Prestolite Electric Incorporated                  Delaware
Prestolite Electric of Michigan Incorporated      Delaware


               SUBSIDIARIES OF PRESTOLITE ELECTRIC INCORPORATED
               ------------------------------------------------

NAME                                                                  JURISDICTION OF INCORPORATION
----                                                                  -----------------------------
Equipes Originales S.A.                                               Argentina
Jovas S.A.                                                            Argentina
Prestolite Automotive (Proprietary) Limited                           South Africa
Prestolite Properties (Proprietary) Limited                           South Africa
Prestolite Indiel Argentina S.A.                                      Argentina
Prestolite Electric Holdings South Africa (Proprietary) Limited       South Africa
Prestolite Electric Limited                                           United Kingdom
Prestolite Electric Mauritius Limited                                 Mauritius
756780 Ontario Limited                                                Ontario, Canada